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                                                                      EXHIBIT 21

                                THE GEON COMPANY
                                  SUBSIDIARIES


                                                                Jurisdiction of
Name                                                             Incorporation
----                                                             -------------
1997 Chloralkali Venture Inc.                                     Alabama
The Geon Company Australia Limited                                Australia
Auseon Limited                                                    Australia
Geon Canada Inc.                                                  Canada
LP Holdings, Inc.                                                 Canada
Geon Engineering Vinyls Limited                                   England
Hydro Geon (1)                                                    England(2)
La Porte Chemicals Corp.                                          Delaware
Lincoln & Southern Railroad Company                               Delaware
Sunbelt Chlor Alkali Partnership (1)                              Delaware(2)
SPC Geon PTE LTD. (1)                                             Singapore(2)
Inversiones The Geon Company de Venezuela C.A.                    Venezuela

Notes:

(1)  Owned 50% by the Company.

(2)    Partnership